Exhibit 99.1
DATE: July 29, 2008
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REPORTS SECOND QUARTER REVENUE OF $129.8 MILLION
•	Male Continence becomes largest product line with 43.2% growth

•	Earnings Per Share of $0.19 represents 90% growth over same quarter last year

•	Increased profitability and working capital management drives $39.1 Million in cash flow from operations; a seven fold increase over the prior year
MINNEAPOLIS, July 29, 2008 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenues of $129.8 million for the second quarter of 2008, an 11.5 percent increase over sales of $116.5 million in the comparable quarter of 2007. Currency translation had a positive impact of $3.9 million in the second quarter. The Company reported 2008 second quarter net income of $14.0 million, or $0.19 per share, compared to net income in the same period last year of $7.3 million, or $0.10 per share. The Company also reported a strong cash EPS performance in the second quarter of 2008 of $0.26 per share compared to $0.17 per share in the comparable period last year. A reconciliation of net income from continuing operations, the GAAP measure most directly comparable to cash earnings per share to non-GAAP cash earnings per share, is provided on the attached schedule.
The men’s health business grew 8.5 percent during the quarter, to $84.9 million resulting from strong growth in male continence and erectile restoration, partially offset by a shortfall in laser therapy revenue. Male continence continued its strong performance with another record growth rate of 43.2% over the same quarter last year. Strong performance in male continence was driven by the continued success of the Advance™ Male Sling System and the sustained strength of the artificial urinary sphincter product family. Erectile restoration growth was driven by the strength of the MS700™ product family. Significant growth from these product lines was partially offset by an 11.4 percent decline in laser therapy revenue compared to a strong 2007 second quarter.
The women’s health business returned to double digit growth, posting 17.5 percent revenue growth over the prior year, to $44.9 million. This performance was led by the female continence business which continues to benefit from last year’s introduction of the MiniArc™ single incision sling system used for treating female stress incontinence. The uterine health product line rebounded from the disappointing first quarter performance, however remained below our expectations. Prolapse revenue growth also improved over the first quarter, in line with expectations, and we look forward to the launch of our Elevate™ product family for prolapse repair in the second half of this year.
“As a leading provider of a full range of solutions in pelvic health, we are pleased with the performance of our implantable businesses,” commented Tony Bihl, Chief Executive Officer. “The challenges we identified earlier in the year in growing the laser therapy business are again evident this quarter. This is a significant area of focus and we remain confident in the treatment modality, recognizing the need to make fundamental changes in our approach, to return to growth in this business.”

American Medical Systems
July 29, 2008

Mr. Bihl also commented, “The general health and progress of the overall business is reflected in impressive cash flow from operations, balance sheet management, and increased leveraging of our operating expenses. We are confident in our ability to meet the revenue and earnings expectations we established for 2008, despite the soft performance in our laser therapy business.”
Outlook
The Company reiterates its full year 2008 revenue guidance in the range of $500 million to $520 million. Reflecting the strong earnings performance experienced in the first half of the year the Company has updated its 2008 earnings per share guidance to be in the range of $0.62 to $0.72, an increase to the low end of the range from its original guidance of $0.57 to $0.72. Similarly, the Company has updated its 2008 cash earnings per share guidance to be in the range of $0.89 to $0.99, an increase from its original guidance in the range of $0.84 to $0.99. This guidance excludes the impact of any unusual non-recurring charges that could occur in 2008, such as in-process research and development (IPR&D) charges recognized on milestone payments related to prior acquisitions. The Company expects to make a milestone payment related to the 2006 acquisition of BioControl, during the third quarter of 2008, of approximately $7 million, which will be recorded as an IPR&D charge.
Third quarter 2008 revenue guidance is in the range of $114 million to $120 million, and earnings per share guidance is in the range of $0.11 to $0.14. Again, this guidance does not include the anticipated milestone payment of approximately $7 million which will be accounted for as IPR&D.
A reconciliation of the updated guided net income per share to non-GAAP cash earnings per share is as follows:

Guided Year 2008
Guided earnings per share	$0.62 - $0.72

Adjustments to guided earnings per share, net of tax:
Amortization of intangibles	0.14
Amortization of financing costs	0.03
Stock based compensation	0.10

Total tax effected adjustments to guided earnings per share	0.27

Guided non-GAAP cash earnings per share	$0.89 - $0.99

Use of Non-GAAP Financial Measures
Cash earnings per share is a non-GAAP measure that management believes provides useful supplemental information for management and investors, because it reports the net income from continuing operations excluding the impact of significant non-cash items consisting of amortization of intangibles, amortization of financing costs and stock based compensation. Management believes cash earnings per share provides a useful measure to determine the health of the business and earnings generated by the business before significant non-cash charges. A reconciliation of net income from continuing operations, the GAAP measure most directly

American Medical Systems
July 29, 2008

comparable to cash earnings per share to non-GAAP cash earnings per share, is provided on the attached schedule.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Earnings Call Information
American Medical Systems will host a conference call today, July 29, 2008, at 5:00 p.m. eastern time to discuss its second quarter 2008 results. Those without internet access may join the call from within the U.S. by dialing 800-399-1239; outside the U.S., dial 706-758-0293.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 310,000 patients in 2007.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing increased debt leverage and related credit facility financial covenants; factors impacting the stock market and share price and its impact on the dilution of convertible securities; changes in the accounting method for convertible debt securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of

American Medical Systems
July 29, 2008

the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2007 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
July 29, 2008

American Medical Systems Holdings, Inc.
Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net sales	$129,797	$116,453	$250,159	$224,838
Cost of sales	29,185	27,129	58,175	53,484

Gross profit	100,612	89,324	191,984	171,354

Operating expenses
Marketing and selling	46,301	41,694	91,382	81,124
Research and development	11,366	10,979	22,666	22,129
General and administrative	10,552	10,587	20,707	21,576
Integration costs	—	92	—	1,103
Amortization of intangibles	4,300	4,749	8,647	9,453

Total operating expenses	72,519	68,101	143,402	135,385

Operating income	28,093	21,223	48,582	35,969

Other (expense) income
Royalty income	2,476	503	2,831	1,182
Interest income	157	293	352	629
Interest expense	(6,819)	(9,588)	(14,876)	(19,221)
Amortization of financing costs	(1,429)	(755)	(2,139)	(1,537)
Other income	585	351	1,930	1,974

Total other (expense) income	(5,030)	(9,196)	(11,902)	(16,973)

Income from continuing operations before income taxes	23,063	12,027	36,680	18,996

Provision for income taxes	9,069	4,701	14,475	7,287

Net income from continuing operations	13,994	7,326	22,205	11,709

Loss from discontinued operations, net of tax	—	—	—	(691)

Net income	$13,994	$7,326	$22,205	$11,018

Net income (loss) per share
Basic net income from continuing operations	$0.19	$0.10	$0.31	$0.16
Discontinued operations, net of tax	—	—	—	(0.01)

Basic net income	$0.19	$0.10	$0.31	$0.15

Diluted net income from continuing operations	$0.19	$0.10	$0.30	$0.16
Discontinued operations, net of tax	—	—	—	(0.01)

Diluted net income	$0.19	$0.10	$0.30	$0.15

Weighted average common shares used in calculation
Basic	72,814	72,061	72,645	71,921
Diluted	73,928	73,593	73,718	73,536

American Medical Systems
July 29, 2008

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	June 28, 2008	December 29, 2007
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$42,376	$35,181
Accounts receivable, net	105,326	106,457
Inventories, net	47,335	60,707
Other current assets	17,382	23,040

Total current assets	212,419	225,385

Property, plant and equipment, net	51,560	53,126
Goodwill and intangibles, net	826,877	834,267
Deferred taxes and other assets	1,898	3,655

Total assets	$1,092,754	$1,116,433

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,788	$13,364
Accrued liabilities and taxes	49,482	68,723

Total current liabilities	59,270	82,087

Debt and other long term liabilities	670,923	706,156

Total liabilities	730,193	788,243

Stockholders’ equity	362,561	328,190

Total liabilities and stockholders’ equity	$1,092,754	$1,116,433

American Medical Systems
July 29, 2008

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 28, 2008	June 30, 2007
Cash flows from operating activities
Net income from continuing operations	$22,205	$11,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including financing costs	15,603	14,941
Other adjustments, including changes in operating assets and liabilities	8,693	(13,079)

Net cash provided by operating activities	46,501	13,571

Cash flows from investing activities
Purchase of property, plant and equipment	(3,148)	(12,456)
Acquisition or divestiture of business, net of cash acquired	3,330	20,895
Other cash flows from investing activities	(16,160)	(390)

Net cash (used in) provided by investing activities	(15,978)	8,049

Cash flows from financing activities
Payments on long term debt	(41,718)	(28,123)
Other cash flows from financing activities	4,793	9,091

Net cash used in financing activities	(36,925)	(19,032)

Cash used in discontinued operations	—	(691)

Effect of currency exchange rates on cash	(1,447)	(152)

Net (decrease) increase in cash and cash equivalents	(7,849)	1,745

Cash and cash equivalents at beginning of period	34,044	29,051

Cash and cash equivalents at end of period	$26,195	$30,796

American Medical Systems
July 29, 2008

American Medical Systems Holdings, Inc.
Selected Sales Information
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Sales
Men’s health	$84,932	$78,267	$168,540	$151,938
Women’s health	44,865	38,186	81,619	72,900

Total	$129,797	$116,453	$250,159	$224,838

Geography
United States	$89,818	$85,136	$174,211	$164,076
International	39,979	31,317	75,948	60,762

Total	$129,797	$116,453	$250,159	$224,838

Percent of total sales
Men’s health	65%	67%	67%	68%
Women’s health	35%	33%	33%	32%

Total	100%	100%	100%	100%

Geography
United States	69%	73%	70%	73%
International	31%	27%	30%	27%

Total	100%	100%	100%	100%

American Medical Systems
July 29, 2008

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income from Continuing Operations to Non-GAAP Cash Earnings per Share
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net income from continuing operations, as reported	$13,994	$7,326	$22,205	$11,709

Adjustments to net income from continuing operations:
Amortization of intangibles (a)	4,300	4,749	8,647	9,453
Amortization of financing costs (b)	1,429	755	2,139	1,537
Stock based compensation (c)	2,486	2,730	4,611	5,766

Adjustments to net income from continuing operations	8,215	8,234	15,397	16,756
Tax effect of adjustments to net income from continuing operations (d)	(3,228)	(3,219)	(6,082)	(6,434)

Total tax effected adjustments to net income from continuing operations	4,987	5,015	9,315	10,322

Cash earnings	$18,981	$12,341	$31,520	$22,031

Cash earnings per share
Basic	$0.26	$0.17	$0.43	$0.31
Diluted	$0.26	$0.17	$0.43	$0.30

Weighted average common shares used in calculation:
Basic	72,814	72,061	72,645	71,921
Diluted	73,928	73,593	73,718	73,536

(a)	Consists of amortization of intangible assets, primarily developed and core technology.

(b)	Consists of amortization of financing costs on long-term debt.

(c)	Consists of stock based compensation, in accordance with SFAS 123(R).

(d)	Includes the tax effect of each of the above items.